Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2009 relating to the financial statements, financial schedule, and the effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K for the year ended December 31, 2008 of Alcoa Inc. and its subsidiaries.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
May 11, 2009